Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Leslie C.G. Campbell, and I, Douglas Krulik, each certify to the best of our knowledge, based upon a review of the Annual Report on Form 10-K for the year ended March 31, 2025 (the “Report”) of PetMed Express, Inc. (the “Registrant”), that:
(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)the information contained in the Report, fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: October 14, 2025

By:	/s/ Leslie C.G. Campbell
Leslie C.G. Campbell
Interim Chief Executive Officer and President (principal executive officer)

By:	/s/ Douglas Krulik
Douglas Krulik
Chief Accounting Officer and Interim Principal Financial Officer and Treasurer (principal financial and accounting officer)